                                                                     EXHIBIT 4.3


                             SAGENT TECHNOLOGY, INC.

                   COMMON STOCK REGISTRATION RIGHTS AGREEMENT

        THIS COMMON STOCK REGISTRATION RIGHTS AGREEMENT is made as of September 14, 1998 (the "Agreement") by and among SAGENT TECHNOLOGY, INC., a California corporation (the "Company") and Robert Hawk (the "Investor").

                                    RECITALS

        WHEREAS, the Company and the Investor entered into the Common Stock Purchase Agreement, dated as of September 14, 1998, pursuant to which Investor purchased 10,000 shares of Common Stock (the "Shares") of the Company; and

        WHEREAS, the Investor, in connection with such purchase, desires to obtain certain registration rights with respect to such Shares.

        NOW, THEREFORE, the parties hereto agree, subject to the closing of the purchase of Shares, to the following:


                                    SECTION 1

                                   DEFINITIONS

        1.1 CERTAIN DEFINITIONS. Hereafter, in this Agreement the following terms shall have the following respective meanings:

               "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by Investor and, except as set forth above, all reasonable fees and disbursements of counsel for Investor.


                                    SECTION 2

                               REGISTRATION RIGHTS

        2.1 COMPANY REGISTRATION.

               (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) in connection with the Company's initial public offering, or (ii) a registration relating solely to employee benefit plans, or (iii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                      (i)    promptly give Investor written notice thereof; and

                      (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by Investor.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Investor as a part of the written notice given pursuant to Section 2.1(a)(i). In such event the right of Investor to registration pursuant to Section 2.1 shall be conditioned upon Investor's participation in such underwriting and the inclusion of the Shares in the underwriting to the extent provided herein. All stockholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the securities to be included in such registration. The Company shall so advise Investor, and the number of Shares that may be included in the registration. If Investor disapproves of the terms of any such underwriting, Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not Investor has elected to include securities in such registration.

        2.2 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with one registration pursuant to Section 2.1 shall be borne by the Company. Unless otherwise stated, Investor shall bear Investor's Selling Expenses relating to securities registered on behalf of the Investor.

        2.3 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 2.1, the Company will keep Investor advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

               (b) Furnish to Investor and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

        2.4 INDEMNIFICATION.

               (a) The Company will indemnify Investor with respect to which registration, qualification or compliance has been effected pursuant to Section 2.1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Investor, controlling person or underwriter and stated to be specifically for use therein.

               (b) Investor will, if Shares held by Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder of registration rights, each officer and director and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Investor and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of Investor under this subsection
(b) shall be limited in an amount equal to the initial public offering price of the shares sold by Investor, unless such liability arises out of or is based on willful conduct by Investor.

               (c) Each party entitled to indemnification under this Section 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.5 TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to this Agreement shall terminate five (5) years after the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company to the public.

        2.6 INFORMATION BY INVESTOR. The Investor shall furnish to the Company such information regarding Investor, the Shares held by Investor and the distribution proposed by Investor as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

        2.7 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to Investor under Sections 2.1 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Shares by Investor provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such transferee or assignee agrees to be bound by the provisions hereof.


                                    SECTION 3

                                  MISCELLANEOUS

        3.1 GOVERNING LAW. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

        3.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except or specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        3.3 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid or otherwise delivered by hand or by messenger, addressed (a) if to Investor, at Investor's address set forth in Exhibit A, or at such other address as Investor shall have furnished to the Company in writing or (b) if to any other holder of any shares of Company Stock, at such address as such holder shall have furnished the Company in writing, or until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, or
(c) if to the Company, one copy should be sent to its address set forth in Exhibit B and addressed to the attention of the Corporate Secretary or at such other address as the Company shall have furnished to Investor.

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

        3.4 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        3.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

        3.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           SAGENT TECHNOLOGY, INC.


                                           By:    /s/ W. Virginia Walker
                                               ---------------------------------

                                           Title: Executive Vice President (CFO)
                                                  ------------------------------


                                           ROBERT HAWK


                                           /s/ Robert Hawk
                                           -------------------------------------

                                    EXHIBIT A

                              Schedule of Investor

Robert Hawk
[Address]
[Telephone number]

                                              EXHIBIT B

                                           COMPANY ADDRESS


Sagent Technology, Inc.
2225 E. Bayshore, Suite 100
Palo Alto, CA  94303